UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 13, 2013

CHINA EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-34386	56-2012361
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall
Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 13, 2013, the Board of Directors of China Education Alliance, Inc. (the “Company”) unanimously adopted a new Code of Business Conduct and Ethics to replace the Company’s previous Code of Business Conduct and Ethics by its entirety. This new Code of Business Conduct and Ethics was adopted to further enhance the Company’s business conduct and ethical standards in accordance with terms of the Stipulation and Agreement of Settlement (“Settlement”) between the Company and the plaintiffs in the derivative lawsuit, Padnos v. Yu, et al., No. 11-cv-08973 (CAS) (JCx). A copy of the new Code of Business Conduct and Ethics is filed hereto as Exhibit 14.1 and is also available on the Company’s website at: http://www.chinaeducationalliance.com/Corporate.jsp.

Item 8.01 Other Events.

On January 13, 2013, the Board of Directors of the Company also unanimously approved various amendments to its Audit Committee Charter, Compensation Committee Charter, Nomination Committee Charter and Corporate Governance Guidelines in accordance with the terms of the Settlement. Copies of the revised Audit Committee Charter, Compensation Committee Charter, Audit Committee Charter and Corporate Governance Guidelines have been posted to the Company’s website at http://www.chinaeducationalliance.com/Corporate.jsp and are filed hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

14.1	China Education Alliance, Inc. Code of Business Conduct and Ethics
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nomination Committee Charter
99.4	Corporate Governance Guidelines

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: January 17, 2013
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer